UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2011

CITY NATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02, below,  is incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 31, 2011, City National Bank of New Jersey (the “Bank”) and City National Bancshares Corporation, a New Jersey corporation   (“CNBC” and sometimes collectively with the Bank referred to as “we” or “us”) entered into a one year employment agreement (the “Employment Agreement”) effective as of November 1, 2011 with our Interim President and Chief Executive Officer, Preston D. Pinkett, III, to serve as our President and Chief Executive Officer at an annual cash salary of $265,000 per year.  In addition, Mr. Pinkett is entitled to receive twenty thousand shares of our stock payable evenly over the one year term of the Agreement. Mr. Pinkett is also entitled to a $1,200 per month auto allowance.

In the Employment Agreement, Mr. Pinkett has agreed that following (i) voluntary termination by him of his employment for any reason other than as a result of a material breach of his employment agreement by us, (ii) termination of his employment by us for cause, or (iii) expiration of his employment agreement as a result of his failure to accept our offer of a renewal of the employment agreement, he will not compete with us or any of our affiliates for a period of one (1) year following such termination within a 30 mile radius from the Bank's main office located at 900 Broad Street, Newark, New Jersey or within a three mile radius  from the location of any branch of the Bank existing as of the date of such termination.

In addition, the Employment Agreement provides that its terms are subject to the laws, rules, and guidance of the U.S. Department of Treasury’s Troubled Asset Relief (“TARP”) Program Capital Purchase Program and that until we are no longer a participant in and subject to the TARP Capital Purchase Program rules and guidance  the Board of Directors of the Bank and CNBC (collectively, the “Board”) can unilaterally and without Mr. Pinkett’s consent amend any of the provisions of his Employment Agreement, including, but not limited to, reducing the amount of compensation and benefits provided therein, if in the Board’s sole judgment the modification is necessary to comply with the mandatory application of the U.S. Department of Treasury’s rules and guidance governing executive compensation of participants of the TARP Capital Purchase Program.

On October 31, 2011, we also executed an amendment effective September 1, 2011 to Mr. Pinkett’s prior employment agreement of March 1, 2011 memorializing that the term thereof ended October 31, 2011.  The amendment is attached as Exhibit 10.2.

The foregoing descriptions of Mr. Pinkett’s Employment Agreement does not purport to be complete and is qualified in its entirety by the  Employment Agreement a copy of which is attached as Exhibit 10.1 and  incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of November 1, 2011, by and between City National Bank of New Jersey, City National Bancshares Corporation and Preston D. Pinkett, III

10.2	Amendment No.2 to Employment Agreement effective as of March 1, 2011 between City National Bank of New Jersey, City National Bancshares Corporation and Preston D. Pinkett, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION
Date: November 15, 2011	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of November 1, 2011, by and between City National Bank of New Jersey, City National Bancshares Corporation and Preston D. Pinkett, III

10.2	Amendment No.2 to Employment Agreement effective asof March 1, 2011 between City National Bank of New Jersey, City National Bancshares Corporation and Preston D. Pinkett, III

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